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Exhibit 16.1
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                        Letterhead of S. W. Hatfield, CPA
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December 8, 2005



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On December 8, 2005, this Firm received a copy of an Amendment No. 4 to Form SB-2/A to be filed by Achievers Magazine, Inc. (Company) (SEC File #333-114564, CIK # 1284450) reporting an Item related to Changes In And Disagreements With Accountants.

We have no disagreements with the statements made in the disclosures contained in the draft of Amendment No. 4 to Form SB-2/A which we read.

Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA
Dallas, Texas